Exhibit 99.3

Cardiocore Lab, Inc.

Financial Statements

(With Independent Auditors’ Report)

December 31, 2011

Cardiocore Lab, Inc.

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

Cardiocore Lab, Inc., and Subsidiary

We have audited the accompanying consolidated balance sheet of Cardiocore Lab, Inc., and Subsidiary (a Delaware corporation) (collectively, the Company), as of December 31, 2011, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardiocore Lab, Inc., and Subsidiary, as of December 31, 2011, and the results of their operations and their cash flows for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note B to the consolidated financial statements, beginning on February 16, 2011, the Series A Preferred Stock was redeemable at the option of the Preferred Stockholders.  If this redemption feature were exercised, management does not believe that the Company could fund the redemption with available cash or borrowings under current lending arrangements which raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note B.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thorton

McLean, Virginia

June 15, 2012

Cardiocore Lab, Inc.

Consolidated Balance Sheet

As of December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$3,632,666
Accounts receivable	2,861,504
Prepaid expenses and other current assets	316,897

Total current assets	6,811,067

Property and equipment, net	5,350,701
Restricted cash	588,435
Intangible assets, net	302,303
Other assets, net	292,858

Total assets	$13,345,364

Liabilities and stockholders’ equity
Current liabilities:
Debt - current portion	$1,121,876
Capital lease obligations - current portion	620,180
Deferred rent - current portion	143,425
Accounts payable and accrued expenses	1,737,875
Accrued payroll and related	711,425
Deferred revenue	850,064

Total current liabilities	5,184,845

Other Liabilities
Debt, net of current portion	2,654,838
Deferred rent, net of current portion	834,664
Capital lease obligations, net of current portion	268,706

Total liabilities	8,943,053

Series A Redeemable Preferred Stock, $.001 par value, 2,894,356 shares authorized, issued and outstanding (Liquidation preference of $11,289,765)	11,289,765

Stockholders’ equity:

Common stock, $.001 par value, 10,000,000 shares authorized, 4,580,816 shares issued and outstanding for 2011	4,541
Additional paid-in capital	757,159
Accumulated deficit	(7,649,154)

Total stockholders’ deficit	(6,887,454)

Total liabilities and stockholders’ equity	$13,345,364

Cardiocore Lab, Inc.

Consolidated Statement of Operations

For the year ended December 31, 2011
Revenue	$15,080,022
Cost of sales	9,291,377
Gross profit	5,788,645

Operating expenses
General and administrative	3,337,463
Sales and marketing	2,416,983
Research and development	964,906

Loss from operations	(930,707)

Other (expense) income
Interest income	13,202
Interest expense	(445,013)
Other, net	(25,558)
Total other expense	(457,369)

Net loss	$(1,388,076)

Cardiocore Lab, Inc., and Subsidiary

Consolidated Statement of Stockholders’ Deficit

		Additional		Total
	Common	Paid-in	Accumulated	Shareholders’
	Stock	Capital	Deficit	Deficit

Balance, January 1, 2011	4,541	1,194,320	(6,257,857)	(5,058,996)

Detachable Warrants Issued with Loan and Security Agreement	—	128,745	—	128,745

Stock-based Compensation	—	(38,070)	—	(38,070)

Dividends and Accretion on Series A Redeemable Convertible Preferred Stock	—	(527,836)	(3,221)	(531,057)

Net Loss	—	—	(1,388,076)	(1,388,076)

Balance, December 31, 2011	$4,541	$757,159	$(7,649,154)	$(6,887,454)

Cardiocore Lab, Inc., and Subsidiary

Consolidated Statement of Cash Flows

Year ended December 31,	2011
Operating Activities
Net loss	$(1,388,076)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,997,986
Loss on disposal of property and equipment	11,559
Stock-based compensation	(38,070)
Deferred rent	801,410
Changes in operating assets and liabilities:
Accounts receivable	941,053
Prepaid expenses and other assets	(278,960)
Accounts payable and accrued expenses	(58,862)
Accrued payroll and related	(178,982)
Deferred revenue	309,139
Net Cash Provided by Operating Activities	2,118,197

Investing Activities
Purchase of property and equipment	(2,702,245)
Purchase of intangible assets	(66,866)
Net Cash Used in Investing Activities	(2,769,111)

Financing Activities
Payments on capital lease obligations	(688,446)
Proceeds from long-term debt	3,545,815
Restricted cash	(196,373)
Net Cash Provided by Financing Activities	2,660,996

Net Increase in Cash and Cash Equivalents	2,010,082
Cash and Cash Equivalents, beginning of year	1,622,584
Cash and Cash Equivalents, end of year	$3,632,666

Supplemental Disclosure of Cash Flow Information and Non—Cash Transactions
Interest paid	$367,374
Equipment acquired by capital lease	190,861
Property and equipment acquired via financing	260,000
Line-of-credit settled through the issuance of a term loan	360,000
Dividends and accretion on redeemable preferred stock	531,057
Detachable warrants issued with Loan and Security Agreement	128,745

NOTE A—ORGANIZATION

Organization and Purpose

Cardiocore Lab, Inc (the Company), a Delaware corporation, was founded in March 2003. In March 2007, the Company created a wholly owned Subsidiary named Cardiocore Lab, Ltd. to promote its operations in Europe and Asia.  In February 2010, the Company opened a registered office in Singapore to increase its footprint in the Asia Pacific region.  The Company offers global centralized core lab services including electrocardiography (ECG), Holter monitoring, echocardiography (ECHO), multigated acquisition scan (MUGA), protocol development, expert reporting, statistical analysis, expert scientific consulting and state-of-the-art data and information management.

The Company is headquartered in Rockville, Maryland and has operating offices in London, UK and San Francisco, California.

NOTE B—GOING CONCERN — REDEEMABLE PREFERRED STOCK

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As described in Note G, Preferred Stock, the Company’s Series A Preferred Stock is subject to redemption any time following the fifth anniversary of the issuance date or February 16, 2011.  On the redemption date, holders of Series A Preferred Stock may require the Company, to the extent it may lawfully do so, to redeem all or a portion of the then outstanding shares.  The maximum redemption value as of the balance sheet date is $11.3 million if all such holders exercised their redemption right.  If this redemption feature were exercised, management does not believe that the Company could fund the redemption with available cash or borrowings under current lending arrangements which raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the significance of the amount of the Company’s redemption obligations relative to its cash flow and assets, the Company does not believe that it would be able to finance its redemption obligations through its operational cash flows.  The Company’s Board of Directors and management team is in the process of evaluating alternative resolutions with the Series A Shareholders.  Absent an agreement by the holders of the shares of the Company’s Preferred Stock to forgo or delay the exercise of their right to trigger the Company’s redemption obligations the Company would pursue debt or equity financing or recapitalization of the Company so as to eliminate or defer the redemption feature of the Preferred Stock.  The Company believes that a sale or merger of the Company as a going concern represents an alternative for satisfying any material portion of such redemption obligations.  As of June 15, 2012, no binding agreements have been entered into by the Company as it pertains to this matter and none of the Series A Shareholders have approached the Company indicating their intent to redeem the shares outstanding.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Principles of Consolidation

The consolidated financial statements include the amounts of Cardiocore Lab, Inc. and its wholly owned subsidiary, Cardiocore Lab, Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in Preparing Financial Statements

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.

Revenue Recognition

The Company enters into master service agreements that consist of both service and equipment deliverables.  Revenue is recognized for individual elements in an arrangement based upon an estimated selling price.  Service deliverables include Cardiac Safety services, statistical analysis, consulting and training.  Revenues from such services are recognized as the services are provided.  Revenues for equipment rentals are recognized ratably over the rental period.

The Company enters into multiple element arrangements and accounts for them in accordance with Accounting Standards Codification (ASC) Topic 605 (“ASC 605-25”), Revenue Recognition, subtopic 25, Multiple-Element Arrangements. ASC 605-25 requires that revenue arrangements with multiple deliverables be divided into separate units of accounting if the deliverables in the arrangements meet specific criteria.  In addition, arrangement consideration must be allocated among the separate units of accounting based on their relative selling prices.

The Company has determined selling prices of the service and equipment deliverables through separate sales as well as an evaluation of what a customer would pay in the event that there are no separate sales to arrive at an estimated selling price.  When these items are sold together, the equipment and services revenues are recognized based on the allocated selling price upon delivery.  Service revenue is billed and recognized monthly in the period in which the services are delivered.  Equipment rentals are billed in advance and revenue is recognized ratably over the rental period.  Customer billings in advance of revenue are recorded as deferred revenue.  Deferred revenue at December 31, 2011 was $831,053.

In the event the Company enters into a multiple element arrangement including items with no determined selling price, revenue is deferred and recognized over the term of the related service contract, which approximates the estimated customer relationship period.

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2009-13, Multiple-Deliverable Revenue Arrangements — a consensus of the FASB Emerging Issues Task Force, to amend the existing revenue recognition guidance.

ASU 2009-13 amended FASB’s ASC 605, Revenue Recognition, subtopic 25, as follows:

•                  Modifies criteria used to separate elements in a multiple-element arrangement

•                  Introduces the concept of “best estimate of selling price” for determining the selling price of a deliverable

•                  Establishes a hierarchy of evidence for determining the selling price of a deliverable

•                  Requires use of the relative selling price method and prohibits use of the residual method to allocate arrangement consideration among units of accounting

•                  Expands the disclosure requirements for all multiple-element arrangements within the scope of ASC 605-25

The following criteria must be met to separate elements in a multiple-element arrangement under the amended guidance in ASC 605-25:

•                  The delivered item(s) has stand-alone value to the customer.

•                  If a general right of return exists, delivery or performance of the undelivered item(s) is substantially in the control of the vendor and is considered probable.

Stand-alone value

A deliverable is considered to have standalone value if a customer could resell the element on a standalone basis or if the Company sells it separately. From time to time, the Company rents equipment and sells services separately.  In effect, the customer may use their own machines or may already have the data for which they request the Company to analyze.  Accordingly, there is stand-alone value to the delivered items.  There is also no general right of return on rentals of the Company equipment or sales of the Company’s other products.  Consequently, the Company has met both criterion and must separate transactions into multiple deliverables.

Measurement

In establishing a selling price of each element, the Company must first establish Vendor-Specific Objective Evidence (VSOE).  If the Company is unable to support VSOE for a delivered item (or third party evidence), it must then estimate the selling price (ESP) of the delivered item. The Company’s ESP considered multiple factors, such as discrete historical pricing for a given element in the fee arrangement, pricing trends, overall economic conditions, profit margins realized by the Company in the industry, and certain entity-specific factors.

Allocation

The total arrangement fee is allocated to the individual elements in a multiple element transaction based on each element’s relative selling price.

Transition and effectivity

The amended guidance was effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption was permitted.  Effective January 1, 2010, the Company adopted ASU 2009-13.

Upon adoption of ASU 2009-13, the Company has evaluated the impact of the change of this accounting principle and concluded that there have been no significant changes in the units of accounting of its multiple element arrangements, the pattern and timing of revenue recognition is very similar to the pre-existing guidance as set forth in ASC 605-25, there was no material impact on revenue recognition for 2011 and is not expected to materially affect future periods.

Accounts Receivable

The Company reviews its receivables regularly to determine if there are any potential uncollectible accounts.  The Company records allowances for bad debt as a reduction to accounts receivable and an increase to bad debt.  These allowances are recorded in the period a specific collection problem is identified.  There were no unbilled receivables as of December 31, 2011.

Cash and Cash Equivalents

Cash and cash equivalents include money market investments.  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  Cash held in financial institutions may exceed insured amounts. As of December 31, 2011 the Company had approximately $114,000 in deposits held with foreign financial institutions.

Research and Development

All research and development costs are charged to operations as incurred.  Total research and development costs for the period ended December 2011 totaled approximately $965,000.

Property and Equipment

Property and equipment is stated at cost net of accumulated depreciation.  When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the statement of operations.  Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years.  Leased assets are amortized over the shorter of the estimated life or leased term.  The cost of maintenance and repairs is charged to expense as incurred.

Software Development Costs

The Company capitalizes certain costs incurred in connection with developing or obtaining internal use software.  Capitalized costs include external direct costs of materials and services utilized in developing or obtaining internal use-software.  During 2011 the Company capitalized approximately $325,000 of costs associated with software development.  The Company amortizes the costs of internal-use software over three years.

Intangible Assets

The Company has intangible assets consisting of patents and trademarks.  The Company amortizes the cost of such intangibles, on a straight-line basis. Trademarks are amortized over an estimated useful life of 5 years.  Patents are amortized over an estimated useful life of 15 years.

Assets Held under Capital Leases

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease.  Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

Deferred Rent

The Company recognizes rent expense on a straight-line basis over the term of the related lease.  Lease incentives or abatements, received at or near the inception of leases, are accrued and amortized ratably over the life of the lease in accordance with US GAAP.

Share-based Compensation

Share-based payment arrangements are measured at estimated fair value and included in general and administrative expense in the Company’s consolidated statements of operations.  The Company has elected to use the Black-Scholes-Merton option pricing model to value any options granted and to recognize the compensation expense relating to share-based payments on a straight-line basis over the requisite service period.

Risks and Uncertainties

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable.  The Company deposits its cash, which at times may be in excess of the Federal Deposit Insurance Corporation insurance limits, with high credit quality financial institutions.  For accounts receivable, the Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral.  The Company maintains reserves for credit losses, and such losses have not been significant.

Long-lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be fully recoverable, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets.  If any impairment is indicated as a result of this analysis, the Company would recognize a loss based on the amount by which the carrying amount exceeds the estimated fair value of such asset.

Redeemable Preferred Stock

Preferred stock that can be put back to the Company is recorded as temporary equity.

Income Taxes

Deferred income taxes are provided based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities as measured by the enacted tax rates, which will be in effect when the difference reverse.  The Company evaluates its ability to realize deferred tax assets, and establishes a valuation allowances to cover amounts in which management is unable to conclude more likely than not will be realized in future periods.

In accordance with the guidance discussed above, the Company recognizes the financial statement effect of a tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination by taxing authority.  Recognized tax positions are initially and subsequently measured as the largest amounts of tax benefit that will more likely than not being realized upon ultimate settlement with a taxing authority.  The Company has chosen to treat interest and penalties related to uncertain taxing liabilities as a component of income tax expense.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash equivalents, trade receivables, accounts payable and accrued expenses, approximate their fair values due to the short maturities.  The Company’s debt and capital lease obligations are considered at fair value given their market rates of interest currently available to the Company for borrowings with comparable terms.  Valuation techniques are based on observable or unobservable inputs.  Observable inputs reflect the Company’s market assumptions.  These two types of inputs have created the following fair value hierarchy:

Level 1 — Quoted prices for identical instruments in active markets

Level 2 — Quotes prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant value drivers are observable.

Level 3 — Valuation derived from valuation techniques in which significant value drivers are unobservable.

Restricted Cash

The Company is required to maintain a letter of credit with its financial institution as a security deposit for its corporate headquarters operating lease, an equipment lease and collateral for certain of the Company’s credit facilities.  The money market account held by the Company serves as collateral for the letter of credit.  As of December 31, 2011, $588,435 was held as restricted cash collateral for the Company’s credit facilities and the letter of credit provided as a security deposit for the Company’s corporate offices leases.

Advertising Costs

The Company expenses advertising costs as incurred.  Historically advertising costs have not been significant to the Company’s operations.

Subsequent Events

The Company evaluated its financial statements for subsequent events through June 15, 2012, the date the financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

NOTE D—PROPERTY AND EQUIPMENT

Property and equipment are composed of the following as of December 31:

2011

Computer equipment	$1,192,840
Furniture and equipment	275,578
Site equipment and software	7,178,033
Proprietary software	1,400,311
Leasehold improvements	1,566,397

11,613,159
Less: accumulated depreciation and amortization	(6,262,458)

$5,350,701

Depreciation and amortization expense for the period ended December 2011 was $1,980,640.

NOTE E—INTANGIBLE ASSETS

Intangible assets consist of the following at December 31:

2011

Trademarks	$2,103
Patents	318,667
320,770
Less: accumulated depreciation	(18,467)
Total intangible assets	302,303

Aggregate amortization expense for the year ended December 31, 2011 was $17,283. Future amortization expense related to intangible assets is expected to approximate the following amounts for the years ending December 31:

2012	$14,000
2013	19,000
2014	19,000
2015	19,000
2016	19,000
Thereafter	212,000

$302,000

NOTE F—DEBT

Loan and Security Agreement

In January 2011, the Company entered into and executed a loan and security agreement which provides for additional capacity in funding of up to $3.5 million.  The loan and security agreement provides for two draw periods, the first of which provides for $2.5 million in funds and the second provides for $1 million in funds.  The maturity date of each draw is 36 months after the funding date or date of the draw (for the second draw period the funding date is no later than September 30, 2011).  Borrowings under the loan and security agreement accrue interest at a fixed rate per annum of 11.50%.  Substantially all of the Company’s assets are pledged as security under the loan and security agreement.  As of December 31, 2011 the Company’s obligation under such arrangement was $3,500,000 gross and $3,410,333 net of discount.

In conjunction with the execution of the loan and security agreement the Company issued 150,000 warrants to purchase common stock.  The warrants expire on January 6, 2021.  The fair value of the warrants has been recorded as a reduction of the obligation as a discount of approximately $129,000.  This discount will be accreted to interest expense using the effective interest method over the 48 month term of the debt instrument.

The loan and security agreement provides for a consolidated financial statement delivery covenant of 150 days from year-end.  For the period ended December 31, 2011 the Company did not comply with such covenant, but obtained a waiver from the lenders to cure such violation.

Term Loan

In April 2011 the Company executed a promissory note (“Term Note”) for $360,000.  The proceeds from the term note were used to settle the Company’s obligation on its existing line of credit.  The Term Note provides for consecutive monthly payments of $30,582 through the maturity date of April 2012.  The Term Note accrues interest at 3.5% and is secured by substantially all of the Company’s assets.  As of December 31, 2011 the Company’s obligation under this arrangement was $120,485.

Furniture Loan

In October 2011 the Company executed a promissory note (“Furniture Loan”) for $260,000.  The proceeds from the Furniture Loan were used to purchase furniture and fixtures for the Company’s new headquarters office.  The Furniture Loan provides for consecutive monthly payments of $7,625 through the maturity date of October 2014.  The Furniture Loan accrues interest at 3.5% and is cash collateralized with the related cash disclosed as restricted cash.  As of December 31, 2011 the Company’s obligation under this arrangement was $245,895.

Line—of—Credit

In October 2006, the Company established a line of credit for $500,000, as amended, which is secured by the Company’s money market account.  Interest on the line of credit was based upon the bank’s prime lending rate minus 1.0 percent and is payable monthly.  In 2011 the Company paid off the line of credit with the proceeds from the term loan as described above at which point the line of credit was terminated.

Minimum future principal repayments of debt are as follows as of December 31:

2012	$1,121,876
2013	1,275,159
2014	1,252,070
2015	127,609

$3,776,714

Letters-of-Credit

At December 31, 2011, the Company had outstanding letters-of-credit as collateral for the headquarter office space and equipment leases totaling $222,055.  These letters-of-credit expire on various dates through 2012.  Certain of the letters-of-credit automatically renew each year.

NOTE G—PREFERRED STOCK

On February 16, 2006 the Company issued 2,894,356 shares of Series A Redeemable Convertible Preferred Stock, $0.001 par value, at a per share price of $2.764 to various outside investors.  Total proceeds received net of issuance costs approximated $7.9 million.  Dividends on all shares of preferred stock are due before any distributions on shares of common stock and are payable at the rate of $0.194 per share (seven percent of the original purchase price of such shares).

Upon liquidation of the Company, each preferred shareholder will be entitled to receive, before any distributions to Common Stock holders, the original issue price of such shares, plus any accrued and unpaid dividends, whether or not declared.  All remaining proceeds shall be paid to the holders of Common Stock.  Each holder shall have the option of converting their shares into Common Stock immediately prior to the effectiveness of the completion of a Liquidity Event, in which case they shall, prior to any such conversion, receive their accrued but unpaid dividends and then be otherwise treated with parity with Common Stock.

Each holder shall have the right, at any time after the fifth anniversary, to convert the Series A Redeemable Convertible Preferred Stock into common stock at a conversion price equal to the purchase price per share.  The Series A Preferred Stock will automatically convert to shares of Common Stock upon: (i) the approval of the holders of a majority of the then outstanding Series A Preferred Stock, or (ii) upon closing of an Initial Public Offering (IPO) of Common Stock with a per share price no less than three times the original purchase price per share.  The initial conversion price per share of Series A Preferred Stock is $2.764 per share.

Commencing on the fifth anniversary of the original issue date of the Series A Redeemable Convertible Preferred Stock (February 16, 2011) and on each of the successive quarters thereafter, the holders of a majority of the then-outstanding shares of Series A Redeemable Convertible Preferred Stock, voting as a separate class, may require the Company to redeem the Series A Redeemable Convertible Preferred Stock in eight quarterly installments.  If such election is made, the Series A Redeemable Convertible Preferred Stock will be redeemed at the greater of the cost plus unpaid accrued dividends or fair market value.

The redemption values for 2012 of the Series A Redeemable Convertible Preferred Stock are presented below:

February 16, 2012	$11,361,882
May 16, 2012	11,499,978
August 16, 2012	11,641,143
November 16, 2012	11,782,309

NOTE H—EQUITY INCENTIVE PLAN

Effective April 30, 2004, the Company adopted the 2004 Equity Incentive Plan (the Plan), under which incentive stock options may be granted to employees.  Also, incentive stock options, non-statutory stock options, stock bonuses, and rights to acquire restricted stock may be granted to employees, directors, and consultants of the Company.

The plan is administered by the Board of Directors (the Board).  The options are subject to various restrictions as outlined in the Plan.  The Board determines the number of options granted to employees, directors, or consultants, as well as the vesting period and the exercisable price of the options, subject to the provisions outlined in the Plan.

The Board has reserved 1,125,000 shares of common stock for issuance under the Plan.

Fair Value Determination

The Company has elected to use both the Black-Scholes option pricing model and straight-line recognition of compensation expense over the requisite service period.  The Company will reconsider the use of the Black-Scholes model if additional information becomes available in the future that indicates another model would be more appropriate, or if grants issued in future periods have characteristics that cannot be reasonably estimated using this model.

The Company has 10 year options.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options pricing model.

Stock Option Expense

The Company recorded a forfeiture adjustment during the year ended December 31, 2011 of $44,803 related to options held by an member of the senior management team, accordingly stock compensation for the year ended December 31, 2011 was a gain of $38,070.

As of December 31, 2011, there was $4,246 of total unrecognized compensation cost related to non-vested share-based compensation arrangements.  This cost is expected to be fully recognized in 2012.

Stock Option Activity

During the year ended December 31, 2011 the Company did not grant any stock options.

A summary of the status of the Company’s Equity Incentive Plan as of December 31, 2011 is presented below:

	Number of Shares	Weighted-Average Exercise Price
Options exercisable at January 1, 2011	1,078,592	1.79
Options granted	—	—
Options exercised	—	—
Options forfeited	(85,021)	1.10

Options exercisable at December 31, 2011	993,571	1.83

Shares reserved for equity awards at December 31, 2011	131,429

Information with respect to stock options outstanding and stock options exercisable at December 31, 2011 was as follows:

Exercise Price	Options Outstanding	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price

$0.50	33,000	2.65	$0.50
1.10	392,316	4.88	1.10
2.50	568,255	3.49	2.50

The weighted average grant date fair value of non-vested options outstanding at the beginning of the period ended December 31, 2011 was $0.33 per share. During the year 85,021 shares were forfeited with a weighted average grand date fair value of $0.66 per share. The weighted average grant date fair value of non-vested options outstanding at the end of the period ended December 31, 2011 was $0.25 per share. The aggregate fair value of those options vested during 2011 was approximately $22,000.

NOTE I—COMMITMENTS AND CONTINGENCIES

The Company has entered into various operating leases for office space; including the Company’s headquarter office in Rockville, MD.  Certain facility leases may contain fixed escalation clauses, certain facility leases require the Company to pay operating expenses in addition to base rental amounts, and certain facility leases require the Company to maintain letters of credit to support the underlying security deposit related to the lease.  Rent expense is recognized on a straight-line basis over the lease term.  Rent expense for the period ended December 31, 2011was $552,082.

Future obligations under all operating leases approximated the following at December 31, 2011:

2012	$332,000
2013	570,000
2014	586,000
2015	586,000
2016	520,000
Thereafter	1,039,000
Less: Sublease rental income	(84,500)

Total lease commitments	$3,548,500

Capital Lease Obligations

Property and equipment include gross assets acquired under capital leases of $1,967,800 during 2011.  Amortization included in accumulated depreciation was $419,604 at December 2011.

Future minimum lease payments under the capital lease agreements are as follows:

2012	$674,362
2013	211,593
2014	69,944
Less: amounts representing interest	(67,013)

$888,886
Less: current portion of capital lease obligations	(620,180)
Long-term portion	$268,706

NOTE J—EMPLOYEE BENEFIT PLAN

On May 1, 2005 the Company adopted a 401(k) plan open to all eligible employees.  Employees are immediately vested in their contributions, and the employer discretionary contributions.  Contributions by the Company for the year ended December 2011 totaled $136,577.

NOTE K—INCOME TAXES

No provision for income taxes has been recorded for the period ended December 2011 as a result of the historical operating losses incurred by the Company.

Components of the Company’s net deferred income taxes are as follows:

December 31,	2011

Net operating loss carry forward	$2,105,447
Accrued vacation	50,475
Accrued payroll	—
Deferred rent	45,591
Depreciation and other temporary differences	(129,570)

2,071,942

Less: valuation	(2,071,942)

Total deferred tax asset	$—

As of December 31, 2011, the Company has net operating loss carry forwards for income tax purposes of approximately $5.6 million, which are subject to expiration between 2023 through 2031.  It is possible that such net operating loss carry forwards may be subject to certain limitations imposed by the Internal Revenue Code.  A full valuation allowance has been established against the net deferred tax asset given the Company’s history of operating losses.

The Company’s ability to utilize the net deferred tax asset is based on a number of factors including, the Company’s ability to generate substantial taxable income in future periods and the duration of statutory carryforward periods.  Valuation allowances are established against the Company’s deferred tax assets based on consideration of all available evidence, both positive and negative, using a more likely than not standard.  Based on this standard, valuation allowances have been recorded against the entire deferred tax asset of $2.1 million for the year ended December 31, 2011 because the Company does not expect to generate taxable income for the foreseeable future.